UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2023

BERRY GLOBAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-35672
(Commission File Number)

Delaware	20-5234618
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
(Address of principal executive offices, including zip code)

(812) 424-2904
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BERY	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 15, 2023, Berry Global Group, Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors elected Kevin Kwilinski as Chief Executive Officer of the Company, effective October 2, 2023 (the “Transition Date”) and that, concurrent with Mr. Kwilinksi’s appointment as Chief Executive Officer and also effective on the Transition Date, Tom Salmon will retire from his roles as Chairman and Chief Executive Officer and remain with the Company through the end of the calendar year in an advisory capacity to ensure a smooth transition. In connection with the transition, the Board has elected Stephen Sterrett, current Lead Independent Director, to serve as Chairman of the Board, also effective on the Transition Date. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 15, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY GLOBAL GROUP, INC. (Registrant)
Dated: August 15, 2023
	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary